UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Signatures

Item 8.01    Other Events.

On August 22, 2014, Parque Solar Fotovoltaico Luz Del Norte SpA (the “Project Company”), a sole shareholder corporation organized and existing under the laws of Chile and an indirect wholly-owned subsidiary of First Solar, Inc. (“First Solar”), entered into a credit facility with the Overseas Private Investment Corporation (“OPIC”), an agency of the United States of America, and the International Finance Corporation, an international organization established by Articles of Agreement among its member countries (“IFC”, and together with OPIC, the “Senior Lenders”) to provide limited-recourse senior secured debt financing in an aggregate principal amount of up to $290,000,000 for the design, development, financing, construction, testing, commissioning, operation and maintenance of an approximately 141 MW photovoltaic power plant located near Copiapó, Chile (the “Project”).

Up to $230,000,000 of the aggregate principal amount of the loans will be funded by OPIC. Of the OPIC commitment, $178,000,000 is currently committed, while the remaining $52,000,000 is subject to the occurrence of certain future events, including the execution by the Project Company of a power purchase agreement acceptable to each Senior Lender. The currently committed OPIC commitment is comprised of (i) fixed rate loans in an aggregate principal amount of up to $133,300,000 and (ii) variable rate loans in an aggregate principal amount of up to $44,700,000. The fixed rate loans will mature on September 15, 2029, and the variable rate loans on September 15, 2032.

Up to $60,000,000 of the aggregate principal amount of the loans will be funded by IFC. The IFC commitment is comprised of (i) fixed rate loans in an aggregate principal amount of up to $44,932,584 and (ii) a variable rate loan in an aggregate principal amount of up to $15,067,416. The fixed rate loans will mature on September 15, 2029, and the variable rate loan on September 15, 2032.

The OPIC and IFC loans are secured by liens over all of the Project Company’s assets and by a pledge of all of the equity interests in the Project Company. The financing agreements include customary representations and warranties, covenants and events of default for credit facilities offered by the Senior Lenders.

On August 22, 2014, the Project Company also entered into an approximately $65,000,000 credit facility (the “VAT Facility Agreement”) with Banco de Crédito e Inversiones (the “VAT Lender”) to fund Chilean value added tax incurred in connection with the construction of the Project. In connection with the VAT Facility Agreement, First Solar provided a guaranty in favor of the VAT Lender, guaranteeing substantially all payment obligations of the Project Company under the VAT Facility Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
(Registrant)

August 28, 2014	By:	/s/ PAUL KALETA
	Name:	Paul Kaleta
	Title:	Executive Vice President and General Counsel